LEGAL OPINION


                                                          September 29, 2000


Vintage Mutual Funds, Inc.
2203 Grand Avenue
Des Moines, Iowa 50312-5338

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Vintage Mutual Funds, Inc. ("Vintage"), a corporation organized under the laws of the State of Maryland on November 16, 1994. Vintage is authorized to issue 100,000,000,000 shares of capital stock (each a "Share" and collectively, the "Shares"), $0.001 par value per Share, which have been classified into 13 series (each a "Series" and collectively, the "Series"). The designations of the 13 Series are as follows:
(1) IMG Core Stock Fund, consisting of 800,000,000 Shares; (2) Vintage Bond Fund, consisting of 800,000,000 Shares; (3) Liquid Assets Fund, consisting of 5,000,000,000 Shares; (4) Municipal Assets Fund, consisting of 5,000,000,000 Shares; (5) Vintage Government Assets Fund, consisting of 5,000,000,000 Shares;
(6) Vintage Income Fund, consisting of 1,600,000,000 Shares; (7) Vintage Municipal Bond Fund, consisting of 1,600,000,000 Shares; (8) Vintage Equity Fund, consisting of 1,600,000,000 Shares; (9) Vintage Balanced Fund, consisting of 1,600,000,000 Shares; (10) Vintage Aggressive Growth Fund, consisting of 1,600,000,000 Shares; (11) Vintage Limited Term Bond Fund, consisting of
1,600,000,000 Shares; (12) Institutional Reserves Fund, consisting of 5,000,000,000 Shares and (13) Technology Fund, consisting of 1,600,000,000 Shares.

     The Technology Fund Series is further classified into four classes of Shares as follows: 400,000,000 Class A Shares, 400,000,000 Class B Shares, 400,000,000 Class C Shares and 400,000,000 Class D Shares.

     We understand that you intend to file forthwith with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 19 to Vintage's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 22 to Vintage's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on and after October 2, 2000 (the "Effective Date"), of the Class A Shares of the Technology Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement prior to the Effective Date.

     In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (i)  the Registration Statement;

     (ii) the Charter and Bylaws of Vintage;

     (iii)a certificate of Vintage regarding certain matters in connection with this opinion (the "Certificate");

     (iv) a certificate of the Maryland State Department of Assessments and Taxation dated September 27, 2000 to the effect that the Vintage is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

     (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications contained herein.

     As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of Vintage. We have made no independent investigation whatsoever as to such factual matters.

     In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

(a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

(b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of Vintage, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects; and

(c) at no time prior to and including the date when all of the Class A Shares of the Technology Fund Series are issued will (i) Vintage's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed
     100,000,000,000; (iii) the total number of the issued Shares of the Technology Fund exceed 1,600,000,000; or (iv) the total number of issued Shares of any Class of the Technology Fund exceed 400,000,000.

     Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1. Vintage is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

2. The issuance and sale of the Class A Shares of the Technology Fund have been duly and validly authorized by all necessary corporate action on the part of Vintage.

3. The Class A Shares of the Technology Fund, when issued and sold by Vintage for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

     We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of Vintage. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                Sincerely yours,


                       /s/ Ober, Kaler, Grimes & Shriver,
                           a Professional Corporation